POWERS OF ATTORNEY


            KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees of Russell Investment Company (the "Trust") do hereby severally constitute and appoint Gregory J. Lyons and Mary Beth Rhoden, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust's Registration Statement on Form N-1A (File Nos. 002-71299 and 811-3153), Post-Effective Amendment Nos. 85, 86, 87, 88, 89, 90, 91, 93, 94 and 95 and any and all amendments or supplements thereto and any other of the Fund's filings with the Securities Exchange Commission, including proxy statements and filings on Form N-14, with full power and authority to execute said Registration Statement, Post-Effective Amendment or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

            WITNESS the due execution hereof on the date and in the capacity set forth below.



SIGNATURE                      TITLE                            DATE
---------                      -----                            ----

/s/ Greg J. Stark
___________________________    President and                    August 22, 2006
Greg J. Stark                  Chief Executive Officer

/s/Mark E. Swanson
___________________________    Treasurer, in his capacity as    August 22, 2006
Mark E. Swanson                Chief Accounting Officer

/s/ Thaddas L. Alston
___________________________    Trustee                          August 22, 2006
Thaddas L. Alston

/s/ Paul E. Anderson
___________________________    Trustee                          August 22, 2006
Paul E. Anderson


/s/ Kristianne Blake
___________________________    Trustee                          August 22, 2006
Kristianne Blake

/s/ Daniel P. Connealy
___________________________    Trustee                          August 22, 2006
Daniel P. Connealy

/s/ Jonathan Fine
____________________________   Trustee                          August 22, 2006
Jonathan Fine

/s/ Michael J. Phillips
____________________________   Trustee                          November 2, 2006
Michael J. Phillips

/s/ Raymond P. Tennison, Jr.
____________________________   Trustee                          August 22, 2006
Raymond P. Tennison, Jr.

/s/ Jack R. Thompson
____________________________   Trustee                          August 22, 2006
Jack R. Thompson

/s/ Julie W. Weston
____________________________   Trustee                          August 22, 2006
Julie W. Weston